UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2015

The ADT Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip code)

(561) 988-3600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)
On March 17, 2015, The ADT Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final results of such voting are set forth below. A more complete description of each proposal is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on January 23, 2015.

(b)
Proposal 1. The nominees for election to the Board of Directors of the Company were all elected, each until the next annual meeting of stockholders and until his or her successor is elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas Colligan	138,265,430	175,508	248,622	14,591,839
Richard Daly	137,689,307	751,465	248,788	14,591,839
Timothy Donahue	137,955,803	485,495	248,262	14,591,839
Robert Dutkowsky	137,711,501	729,390	248,669	14,591,839
Bruce Gordon	137,755,111	684,992	249,457	14,591,839
Naren Gursahaney	137,912,401	529,941	247,218	14,591,839
Bridgette Heller	138,278,354	162,757	248,449	14,591,839
Kathleen Hyle	138,273,297	168,258	248,005	14,591,839
Christopher Hylen	137,942,537	498,866	248,157	14,591,839

Proposal 2. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015 was approved based on the following votes:

Votes For	Votes Against	Abstentions
152,706,157	478,095	97,147

Proposal 3. The proposal relating to the advisory vote on compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,052,819	2,275,152	361,589	14,591,839

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2015	THE ADT CORPORATION
By: /s/ N. David Bleisch Name: N. David Bleisch Title: Senior Vice President and Chief Legal Officer